Exhibit 14.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement of Federated Municipal Securities Fund, Inc. and to the incorporation by reference of our report, dated May 19, 2009, on the financial statements and financial highlights of Federated Municipal Securities Fund, Inc., included in the Annual Report to Shareholders for the year ended March 31, 2009 in the Prospectus/Proxy Statement and Statement of Additional Information included in this Registration Statement on Form N-14 of Federated Municipal Securities Fund, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Federated Municipal Securities Fund, Inc. Prospectus and Statement of Additional Information, respectively, dated May 31, 2009, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment No. 68 (File No. 2-57181), and are incorporated by reference into the Prospectus/Proxy Statement and Statement of Additional Information included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 21, 2009